UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 7, 2004

CONTANGO OIL & GAS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-16317	95-4079863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 BUFFALO SPEEDWAY, SUITE 960 HOUSTON, TEXAS	77098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 960-1901

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 7, 2004, Contango Oil & Gas Company (the “Company”); Contango STEP, L.P., an indirect wholly-owned subsidiary of the Company (“STEP LP”); Edge Petroleum Exploration Company (“Edge”); and Edge Petroleum Corporation, the corporate parent of Edge, entered into an Asset Purchase Agreement, dated as of October 7, 2004 (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, STEP LP agreed to sell to Edge its interests in various natural gas and oil leases, wells, equipment, contracts, and seismic rights with respect to certain properties located in south Texas. The proposed asset sale may constitute the sale of substantially all of the Company’s assets, and the Company intends to solicit its stockholders’ approval of the proposed sale at a special meeting.

The Company expects to complete the proposed sale by December 1, 2004. The purchase price is $50 million, subject to adjustment to reflect, among other items, title defects, environmental remediation costs, failure to obtain third-party consents, and the net proceeds STEP LP receives between July 1, 2004 and the date on which the proposed sale is completed. Completion of the proposed sale is subject to, among other conditions, approval of the Company’s stockholders, the lessor’s failure to exercise its right of first refusal with respect to the sale of the interests, and the lessor’s consent to the assignment of the interests. If the lessor exercises its right of first refusal under any lease, STEP LP would sell such interest to lessor on substantially the same terms as set forth in the Asset Purchase Agreement.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01. The above summary of the Asset Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the text of the Asset Purchase Agreement.

ITEM 7.01 REGULATION FD DISCLOSURE.

The Company’s press release announcing the proposed sale and the Company’s entry into the Asset Purchase Agreement is furnished and attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

The following is a list of exhibits filed as part of this Form 8-K:

Exhibit No.	Description of Document
10.1	Asset Purchase Agreement, dated as of October 7, 2004, by and between Contango Oil & Gas Company; Contango STEP, L.P.; Edge Petroleum Exploration Company; and Edge Petroleum Corporation.

99.1	Press release dated October 7, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: October 8, 2004	By:	/s/ KENNETH R. PEAK
Kenneth R. Peak
Chairman, Chief Executive Officer,
Chief Financial Officer, and Secretary